UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): November 20, 2019

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American
Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share	LEU*	Not applicable
*The rights currently transfer with the shares of Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan

On November 20, 2019, the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors of Centrus Energy Corp. (the “Company”) approved an Executive Incentive Plan (the “2019 EIP”). The 2019 EIP arises under and is subject to the terms of the Company’s 2014 Equity Incentive Plan, as may be amended and/or restated from time to time (the “2014 Equity Incentive Plan”).

The 2019 EIP has two components: (1) a continuation of the existing annual cash incentive award (“Annual Award”) and (2) adoption of a multi-year long-term incentive plan (“LTIP”) which permits performance cash awards and equity denominated notional awards to replace the prior LTIP which was concluded last year. Participants in the 2019 EIP are recommended by the Company’s management, and approved by the Committee and in 2019, include our President and Chief Executive Officer, Daniel B. Poneman, our 2019 named executive officers and certain other key employees.

Annual Award

The 2019 EIP continues the existing annual incentive in which each participant is eligible to receive an Annual Award, payable in cash, based on a target percentage of the participant’s base salary, if certain Company-wide goals selected from a description of performance incentive objectives under the 2014 Equity Incentive Plan (the “Corporate Goals”) are met for the applicable fiscal year. The annual incentive plan remains unchanged except for the establishment of goals for each year. The award pool was designed, in part, to allow for the recognition of outstanding individual performance while still managing the total size of the award and to tie individual compensation to the Company’s performance in a more visible manner.

For the Annual Award, each participant is assigned a performance incentive target expressed as a percentage of his or her base salary, ranging between 100% for our President and CEO, 60% to 80% for our senior vice presidents, 60% for our vice presidents (each as determined by the Committee) and 5% to 40% for other eligible employees (as determined by management). Each participant in the 2019 EIP will have an opportunity to earn an Annual Award ranging from 0% to 150% of his or her performance incentive target subject to, and based upon, the level of achievement of the applicable Corporate Goals.

A target award pool will be established based upon the target awards for all employees eligible to receive Annual Awards (including non-executives). Following the end of fiscal 2019, the Committee will determine the level of achievement of the applicable Corporate Goals to be used for establishing the final award pool. The final award pool available to make awards to all eligible employees will be established by multiplying the amount of the target award pool by the percentage of achievement of the applicable Corporate Goals.

The Committee will distribute the final award pool amount among the participants based upon the assessment of each individual’s performance. The Company’s management will determine each participant’s final award, with the CEO approving the final award assessment for each participant, and the Committee, in its discretion, approving the performance assessment for the CEO and each other participant. The sum of all the individual awards will not exceed the size of the final award pool without the consent of the Committee. Any Annual Award earned under the 2019 EIP will be paid as soon as practicable following the Committee’s certification of the level of attainment of the applicable Corporate Goals.

Long-Term Incentive Plan

The Committee also approved a long-term incentive plan to reward performance over three-year overlapping performance periods to replace the prior LTIP which was concluded last year. The LTIP provides for two types of awards: (1) performance cash awards, which are tied to the achievement of specific Corporate Goals, and (2) equity denominated notional awards, which are tied to the price of the Company’s Class A common stock. For the initial performance period of 2019-2021, each type of award accounts for 50% of the total payment under the LTIP. Each participant in the initial performance period will also receive a one-time award covering 2019-2020 (the “Stub Award”), which is intended to provide a bridge towards the ongoing program. The Committee will determine each participant’s total long-term incentive opportunity.

Performance Cash Awards. Under the LTIP, participants are eligible to receive a cash award based on the achievement of the applicable Corporate Goals over a defined performance period. Each participant will have a target award equal to 50% of the participant’s total long-term incentive opportunity. A participant in the LTIP will have an opportunity to earn an award ranging from 0% to 120% of his or her target award based upon the level of achievement of the applicable Corporate Goals, as determined by the Committee in its discretion. Performance cash awards approved by the Committee under the LTIP for the 2019-2021 performance period will be paid in two installments, the first payment will be the Stub Award and made no later than May 1, 2021, associated with meeting the 2019-2020 Corporate Goals, and the second payment of the initial award will be paid no later than May 1, 2022, associated with meeting the 2019-2021 Corporate Goals.

Equity Denominated Notional Awards. Under the LTIP, participants are eligible to receive an equity denominated notional award equal to 50% of the participant’s total long-term incentive opportunity, the number of units of which is based on the Company’s average closing share price over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the preceding year. The settlement amount of the award will be an amount equal to the nominal units held by a participant multiplied by the Company’s ending share price determined over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the final year of the performance period. Due to the limited availability of equity, participants will not be awarded actual shares of the Company’s Class A common stock but the award will be notional. Settlement of the notional award may be made in cash, equity or a combination of the two, at the discretion of the Committee. For awards earned under the LTIP for the 2019-2021 performance period, settlement will be paid in two installments, the first in 2021 for the Stub Award (based on two-thirds of the notional units awarded), and the second payment in 2022 for the initial award (based on the remaining notional units awarded). If approved by the Committee, a new three year performance period is permitted to begin each year such that the periods overlap and provide a payout each year although the Committee may reallocate the percentage of awards between the cash and equity denominated notional award components. Awards will vest and payment will be made as soon as practicable following the Committees certification of the applicable ending share price.

Payment of awards under the 2019 EIP are generally subject to participants remaining employed by the Company through the payment date, subject to certain adjustments in accordance with the 2019 EIP upon a participant’s death, disability, retirement, termination by the Company without cause or other termination and upon a change in control.

Based upon the performance incentive targets and objectives for fiscal 2019, the target amounts for the 2019 annual incentive for named executive officers are as follows: Daniel B. Poneman ($750,000); Stephen S. Greene ($280,000); and Elmer W. Dyke ($280,000). Based upon the performance incentive targets and objectives for the three year period 2019 - 2021, the target amounts for the long-term incentive, excluding amounts payable as result of the equity denominated notional award, for named executive officers are as follows: Mr. Poneman ($375,000); Mr. Greene ($58,333); and Mr. Dyke ($175,000). There is no assurance that the Company will achieve the Corporate Goals established by the Committee for any performance period. The number of equity denominated notional units issued to Messrs. Poneman, Greene and Dyke for the three year 2019-2021 performance period of the long-term incentive were 118,671 units; 18,460 units; and 55,380 units, respectively. As reported in the Company’s Current Report on Form 8-K filed on September 30, 2019, Mr. Greene will be leaving the Company on December 31, 2019. Consequently, the amounts and number of notional shares stated above for Mr. Greene reflect the applicable pro rata portion of the award at target.

The foregoing description of the 2019 EIP does not purport to be complete and is qualified in its entirety by the text of the 2019 EIP, a copy of which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	November 22, 2019	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer